UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2010

A. O. Smith Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-475	36-0619790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place Milwaukee, Wisconsin		53224-9508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 359-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

On December 12, 2010, A. O. Smith Corporation, a Delaware corporation (“A. O. Smith”) entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which A. O. Smith agreed to sell its Electrical Products Company business (the “Business”) to Regal Beloit Corporation, a Wisconsin corporation (“Regal Beloit”). Under the terms of the Purchase Agreement,
A. O. Smith agreed to transfer to Regal Beloit certain assets, liabilities and properties of the Business in the United States and all of the issued and outstanding equity interests of certain of its active non-U.S. subsidiaries engaged in the Business. The total purchase price is equal to $700 million in cash, subject to a customary working capital adjustment, plus 2,834,026 shares of Regal Beloit common stock, par value $0.01 per share.

The Purchase Agreement contains representations and warranties and covenants of both A. O. Smith and Regal Beloit. The consummation of the transaction is subject to customary closing conditions, including, among others (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Mexican Federal Economic Competition Law, (ii) the absence of a material adverse change in the Business, (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by A. O. Smith and Regal Beloit, respectively, and (iv) compliance by A. O. Smith and Regal Beloit with their respective obligations under the Purchase Agreement. The transaction is not subject to a financing condition.

The Purchase Agreement contains certain termination rights for each of A. O. Smith and Regal Beloit if any of the conditions for closing have not been satisfied. The Purchase Agreement also provides for customary indemnification rights with respect to a breach of a representation and warranty or covenant by either party, and specified assumed and excluded liabilities.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about A. O. Smith. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in A. O. Smith’s public disclosures.

Item 9.01. Financial Statements and Exhibits

10.1	Asset and Stock Purchase Agreement, dated as of December 12, 2010, by and between A. O. Smith Corporation and Regal Beloit Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: December 15, 2010	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated December 13, 2010

Exhibit No.	Description

(10.1)	Asset and Stock Purchase Agreement, dated as of December 12, 2010, by and between A. O. Smith Corporation and Regal Beloit Corporation.